ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM

March 24, 2023

SmileDirectClub, Inc. 414 Union Street Nashville, Tennessee

Re:    SmileDirectClub, Inc. Registration on Form S-8
Ladies and Gentlemen:
We have served as counsel to SmileDirectClub, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (together with all exhibits thereto, the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to an offering by the Company of up to a total of (1) 35,000,000 additional shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), that may be issued pursuant to the Company’s 2019 Omnibus Incentive Plan (the “Omnibus Plan”).

In connection with our representation, we have examined (1) the Amended and Restated Certificate of Incorporation of the Company, (2) the Amended and Restated By-Laws of the Company, (3) the Registration Statement, (4) the Omnibus Plan and (5) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

Based upon and pursuant to the foregoing, we are of the opinion that, as of the date hereof, the Shares, when issued by the Company pursuant to the terms and conditions of the Omnibus Plan and as contemplated by the Registration Statement, assuming in each case that the individual issuances, grants or awards under the Plan are duly authorized by all necessary corporation action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Omnibus Plan, the issue and sale of the Shares will have been duly authorized by all necessary corporation action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

March 24, 2023

Sincerely,

/s/ Foley & Lardner LLP